UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

MIVA, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 15, 2007, MIVA, Inc. (the “Company”) was informed that Peter A. Corrao, Chief Executive Officer of Company, Sebastian Bishop, President and Chief Marketing Officer, and John Pisaris, General Counsel, each adopted stock trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times.

Using these 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Messrs. Corrao, Bishop and Pisaris recently adopted 10b5-1 plans follows:

• Mr. Corrao’s 10b5-1 plan was adopted as part of his tax planning strategy and provides for the sale of up to a total of 38,000 shares to be acquired through the vesting of restricted stock units. Shares will be sold on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan. Mr. Corrao’s plan terminates on May 15, 2008.

• Mr. Bishop’s 10b5-1 plan was adopted as part of his tax and financial planning strategy and provides for the sale of up to a total of 229,759 shares. Shares sold under Mr. Bishop’s plan include shares currently owned by Mr. Bishop and shares to be acquired through the vesting of restricted stock units. Shares will be sold under Mr. Bishop’s plan on the open market at prevailing market prices and, in some instances, subject to minimum price thresholds specified in his plan. Mr. Bishop’s plan terminates on July 31, 2008.

• Mr. Pisaris’s 10b5-1 plan was adopted as part of his tax and financial planning strategy and provides for the sale of up to a total of 63,179 shares. Mr. Pisaris also entered into two 10b5-1 plans on behalf of his minor children covering the sale of up to an additional aggregate 10,000 shares. Shares sold under the plans include shares currently owned, shares to be acquired through the vesting of restricted stock units and the exercise of stock options. Shares will be sold on the open market at prevailing market prices and, in some instances, subject to minimum price thresholds specified the plans. The plans terminate on May 15, 2008.

Transactions under these plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. MIVA does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: June 20, 2007

By: /s/ Peter Corrao
Peter Corrao
Chief Executive Officer